UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 1, 2012

 TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150419	26-1434750
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

Harvey Kesner, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Leland Gershell

Effective April 1, 2012, the Board of Directors of Tonix Pharmaceuticals Holding Corp. (the “Company”) appointed Dr. Leland Gershell as the Company’s Chief Financial Officer.

From May 2011 to December 2011, Dr. Gershell was Managing Director and Senior Analyst at Madison Williams and Company, where he was responsible for equity research coverage of specialty pharmaceutical and biotechnology companies. From April 2010 to October 2010, Dr. Gershell was Senior Analyst at Favus Institutional Research, where he was responsible for issuing research reports on a variety of healthcare companies to institutional investors. From October 2008 to October 2009, Dr. Gershell was Senior Analyst at Apothecary Capital, a healthcare investment firm. From November 2004 to September 2008, Dr. Gershell was an equity research analyst at Cowen and Company, most recently as Vice President, where he was responsible for the equity research coverage of small and middle capitalization biotechnology companies. Dr. Gershell earned his M.D. and Ph.D. in Organic Chemistry from Columbia University and his B.A. magna cum laude in Chemistry and Asian Studies from Dartmouth College. Dr. Gershell is an inventor on Columbia’s patents for SAHA/vorinostat, which is marketed by Merck as Zolinza® and is the first histone deacetylase (HDAC) inhibitor to receive FDA approval.

Effective April 1, 2012, the Company entered into an employment agreement (the “Gershell Agreement”) with Dr. Gershell to serve as Chief Financial Officer.  The base salary under the Gershell Agreement is $175,000 per annum, which shall increase to $325,000 per annum upon the Company consummating an equity sale of securities in excess of $20 million (the “Gershell Threshold”). The Gershell Agreement provides for at-will employment and can be terminated at any time by either party, provided, however, that if the Company terminates Dr. Gershell for any reason other than cause (as defined in the Gershell Agreement), then Dr. Gershell shall be entitled to six weeks of severance, which severance payment shall increase to six months if such termination occurs after the Gershell Threshold. In addition, Dr. Gershell is entitled to participate in any and all benefit plans, from time to time, in effect for the Company’s employees, along with vacation, sick and holiday pay in accordance with its policies established and in effect from time to time.

Resignation of Benjamin Selzer

Effective April 1, 2012, Benjamin Selzer resigned as the Company’s interim Chief Financial Officer.  Mr. Selzer remains as the Company’s Chief Operating Officer, Secretary and Treasurer.

Employment Agreement with Benjamin Selzer

Effective April 2, 2012, the Company entered into an employment agreement (the “Selzer Agreement”) with Benjamin Selzer to serve as Chief Operating Officer.  The Selzer Agreement replaces and terminates the employment agreement Mr. Selzer had previously entered into with Tonix Pharmaceuticals, Inc., the Company’s wholly-owned subsidiary. The base salary under the Selzer Agreement is $175,000 per annum, which shall increase to $250,000 per annum effective October 7, 2012, and shall increase to $320,000 per annum upon the Company consummating an underwritten public offering of equity securities in excess of $10 million net to the Company (the “Selzer Threshold”). In the event that the Selzer Threshold occurs subsequent to October 7, 2012, Mr. Selzer shall be entitled to retroactive adjustment of the base salary to the $320,000 per annum rate, not to exceed an aggregate adjustment of $170,000.

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The Selzer Agreement has an initial term of two years, and renews thereafter for additional one year terms unless either party provides 90 days written notice prior to the termination of a term not to extend the Selzer Agreement.

If the Company terminates Mr. Selzer after the Selzer Threshold and for any reason other than cause (as defined in the Selzer Agreement), then Mr. Selzer shall be entitled to six months of severance. In addition, Mr. Selzer is entitled to participate in any and all benefit plans, from time to time, in effect for the Company’s employees, along with vacation, sick and holiday pay in accordance with its policies established and in effect from time to time.

ITEM 7.01 Regulation FD Disclosure.

The Company intends to utilize an updated investor presentation to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain non-public information.  A copy of the presentation is filed as Exhibit 99.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished pursuant to, and shall not be deemed to be "filed" for the purposes of, Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information contained in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.  By filing this Current Report on Form 8-K and furnishing the information contained in this Item 7.01, including Exhibit 99.01, the Company makes no admission as to the materiality of any such information that it is furnishing.

ITEM 8.01    Other Events.

On April 4, 2012, the Company issued a press release relating to the appointment of Dr. Leland Gershell, as discussed in Item 5.02 above, as well as the appointment of Dr. Bruce Daugherty as the Company’s Senior Director of Drug Development. A copy of the press release that discusses these matters is filed as Exhibit 99.02 to, and incorporated by reference in, this report. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01 Financial Statements and Exhibits.

(d)   Exhibits.

10.01	Employment Agreement, between Tonix Pharmaceuticals Holding Corp. and Leland Gershell, dated April 1, 2012.

10.02	Employment Agreement, between Tonix Pharmaceuticals Holding Corp. and Benjamin Selzer, dated April 2, 2012.

99.01	Corporate Presentation by the Company *

99.02	Press Release, issued by Tonix Pharmaceuticals Holding Corp. on April 4, 2012.

* Furnished herewith.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: April 5, 2012	By:	/s/ SETH LEDERMAN
Seth Lederman
President and Chief Executive Officer

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